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                       CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-17331) pertaining to the Broadway Financial Corporation 1996 Stock Option Plan for Outside Directors and the Broadway Financial Corporation Long Term Incentive Plan of our report dated February 5, 1997, with respect to the consolidated financial statements of Broadway Financial Corporation in the Annual Report (Form 10K) for the year ended December 31, 1996.


                                       ERNEST & YOUNG LLP




Los Angeles, California
March 31, 1997